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                                                                  Exhibit (i)(3)

                      [BELL, BOYD & LLOYD LLC LETTERHEAD]



                                  May 31, 2002




Calamos Investment Trust
1111 East Warrenville Road
Naperville, Illinois  60563-1497

Ladies and Gentlemen:

         As counsel for Calamos Investment Trust (the "Trust"), we consent to the incorporation by reference of our opinion for the Trust's series designated Calamos Convertible Fund, Calamos Convertible Growth and Income Fund (formerly known as Calamos Growth and Income Fund), Calamos Market Neutral Fund, Calamos Growth Fund, Calamos Global Convertible Fund (formerly known as Calamos Global Growth and Income Fund), Calamos High Yield Fund, Calamos Convertible Technology Fund, and Calamos Mid Cap Value Fund dated December 17, 2001, filed with the Trust's registration statement on Form N-1A on December 26, 2001 (Securities Act file no. 33-19228).

         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            /s/ Bell, Boyd & Lloyd LLC